June 13, 2016

Shiner International, Inc. Announces SEC Deregistration

Haikou, China — June 13, 2016 — Shiner International, Inc. (OTC: BEST), a manufacturer and distributor of technology driven advanced packaging film products in five business segments: biaxially oriented polypropylene, or BOPP, film for wrapping tobacco; water-based latex; coated film; color printed packaging; and advanced film, today announced its decision to terminate and suspend the registration of its common stock with the Securities and Exchange Commission (the “SEC”). The Company also intends to cause its common stock to cease trading on the OTC and commence trading on the OTC Pink marketplace. For more information about the OTC Pink marketplace, please see www.otcmarkets.com. The Company intends to file a Form 15 with the SEC to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or about June 15, 2016. As a result of the filing of the Form 15, the Company’s obligation to file certain Exchange Act reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will cease. Other filing requirements will terminate upon the effectiveness of the deregistration, which is expected to occur 90 days after the filing of the Form 15.

A Special Committee, comprised of the Company’s independent directors, decided to deregister and terminate Exchange Act reporting after careful consideration of the advantages and disadvantages of being an SEC reporting company. The Special Committee considered many factors in making this decision, including the following:

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the costs, both direct and indirect, associated with the preparation and filing periodic reports with the SEC, including the continually escalating costs and burdens associated with complying with legislation applicable to reporting companies such as the Sarbanes- Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

•	the additional demands placed on management and Company personnel to comply with requirements required of registrants;

•	the historically low stock price of the Company’s common stock;

•	the nature and extent of the trading in the Company’s common stock;

•	the current level of analyst coverage and minimal liquidity for the Company’s common stock; and

•	the value of an SEC-registered entity to potential strategic partners.

The Special Committee decided that the Company should deregister with the SEC as it believes that the cost savings outweigh the potential benefits of continuing as an SEC registered company.

About Shiner International, Inc.

The Company’s business consists of the manufacture and distribution of technology driven advanced packaging film products in five business segments: bi-axially oriented polypropylene, or BOPP, film for wrapping tobacco; water-based latex; coated film; color printed packaging; and advanced film. Our products are sold to customers in the food, tobacco, chemical, medical and pharmaceutical, personal care, electronics, automotive, construction, graphics, music and video publishing industries.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “ may,” “ will,” “ expect,” “ believe,” “ anticipate,” “ estimate” or “ continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements as to the planned deregistration of the Company’s common stock, the expected cost savings of deregistration, and trading on the OTC Pink marketplace. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other documents filed with the Securities and Exchange Commission.